Exhibit 99.1

Cesca Therapeutics Announces Restructuring Initiative

Realignment of Resources Behind High Impact Clinical Programs

RANCHO CORDOVA, CA September 15, 2015, Cesca Therapeutics Inc. (NASDAQ:KOOL), an autologous cell-based regenerative medicine company, today announced that it has undertaken a restructuring initiative geared towards reducing costs associated with its traditional cord blood banking business and further aligning available resources behind the Company’s high impact clinical programs, including the Phase III pivotal clinical trial for no option critical limb ischemia (CLI) patients, recently approved by the FDA.

The restructuring resulted in a reduction of approximately 15 positions in various functions. This action, combined with the elimination of a number of open positions that will not be back-filled, is expected to reduce annual operating costs primarily in the cord blood banking business by approximately $3.3 Million. The Company expects to incur a restructuring charge of approximately $245,000 in the current quarter of fiscal 2016, which includes one-time termination benefits principally comprised of severance payments.

Robin C. Stracey, Chief Executive Officer of Cesca Therapeutics, commented “The purpose behind this restructuring was to enhance our ability to differentially invest in the clinical programs which we view as the principal vehicles for stockholder value creation going forward. Our intent has been to free up capacity without jeopardizing our ability to support our existing customers and sustain our traditional cord blood banking business”.

About Cesca Therapeutics Inc.

Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development and commercialization of autologous cell-based therapeutics for use in regenerative medicine. The Company is a leader in the development and manufacture of automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapy products. These include:

●	SurgWerks™; proprietary stem cell therapy point-of-care kits for the treatment of vascular and orthopedic indications that integrate the following indication specific elements:
●	Cell harvesting
●	Cell processing and selection
●	Cell diagnostics
●	Cell delivery
●	CellWerksTM; an integrated system including a protocol, disposables and equipment for intra-laboratory use in treatment of oncological and hematological disorders.

●	The AutoXpress® (AXP); a proprietary automated device, along with companion sterile blood processing disposables, for the harvesting of stem cells from cord blood.
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The MarrowXpress™ (MXP); a device and disposable system based on the AutoXpress platform for the isolation and concentration of stem cells from bone marrow. Self-powered and microprocessor-controlled, the MXP contains flow control optical sensors that concentrates white blood cells from bone marrow to a user- defined volume in 40 minutes while retaining over 90% of mononuclear cells (MNCs).

●	The BioArchive® System; an automated cryogenic device, used by cord blood stem cell banks in more than 30 countries, for cryopreservation and archiving of cord blood stem cell units for transplant.

Forward Looking Statement

The statements contained herein may include statements of future expectations and other forward looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements, including our ability to initiate and prosecute the pivotal CLIRST III trial, our ability to obtain efficacy consistent with prior CLI studies, continued FDA approval, Medicare reimbursement approval, timing of the Company’s future submission of IDE, PMA and/or Medicare reimbursement applications, or amendments to such applications, and outcomes from such submissions. Further, clinical trial outcomes are not predictable, and results may vary from the Company’s expectations, including the start of any such clinical trials, patient follow up issues, and costs associated with such trials. Further description of other risks that could cause actual events to differ from the outcomes predicted by Cesca Therapeutics' forward-looking statements is set forth under the caption "Risk Factors" in Cesca Therapeutics annual report on Form 10-K and other reports it files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements. Contact: Cesca Therapeutics Inc. http://www.cescatherapeutics.com. Cesca may, at its discretion, choose to publish on-going interim notifications, requests for further information as received from the FDA, Medicare or equivalent foreign agencies, but as a general policy only makes announcements regarding material or significant information, such as filing of applications, approvals, initiation of studies, and conclusions.

Contact:
Cesca Therapeutics Inc.
http://www.cescatherapeutics.com
Investor Contact: Kirin Smith, ProActive Advisory Group
+ 1-646-863-6519, or ir@cescatherapeutics.com